                                                                   Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

                            Dated as of May 11, 2000

                                  by and among

                             NextMedia Group, Inc.,

                          AJ Indoor Advertising, Inc.,

                                       and

                          AJ Indoor International, Inc.
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Article I.        PURCHASE OF ASSETS............................................................1

         1.1.     Purchase and Sale of Assets...................................................1

                  1.1.1.   Contract Rights......................................................1

                  1.1.2.   Fixed Assets and Supplies............................................1

                  1.1.3.   Tangible Personal Property...........................................1

                  1.1.4.   Manufacturers' or Vendors' Warranties................................2

                  1.1.5.   Intellectual Property................................................2

                  1.1.6.   Real Property Leases.................................................2

                  1.1.7.   Governmental Licenses, Permits and Approvals.........................2

                  1.1.8.   Books and Records....................................................2

                  1.1.9.   Sellers' Names.......................................................2

                  1.1.10.  Accounts Receivable..................................................2

                  1.1.11.  Prepaid Items........................................................2

                  1.1.12.  Miscellaneous Assets.................................................2

         1.2.     Excluded Assets...............................................................3

                  1.2.1.   Cash.................................................................3

                  1.2.2.   Corporate Documents..................................................3

                  1.2.3.   Employee Benefit Plans...............................................3

                  1.2.4.   Other Excluded Assets................................................3

         1.3.     Nonassignable Contracts and Permits...........................................3

                  1.3.1.   Nonassignability.....................................................3

                  1.3.2.   Sellers to Use Best Efforts..........................................3

                  1.3.3.   If Waivers or Consents Cannot Be Obtained............................3

Article II.       ASSUMPTION OF LIABILITIES.....................................................4

         2.1.     Assumed Liabilities...........................................................4

         2.2.     Retained Liabilities..........................................................4

Article III.      PURCHASE PRICE; ADJUSTMENTS...................................................5

         3.1.     Purchase Price................................................................5

         3.2.     June EBITDA Adjustment........................................................6

         3.3.     Calendar 2000 EBITDA Adjustment...............................................7
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         3.4.     Allocation of Purchase Price..................................................8

Article IV.       THE CLOSING...................................................................8

         4.1.     Date of Closing...............................................................8

Article V.        REPRESENTATIONS AND WARRANTIES................................................8

         5.1.     Representations and Warranties of AJ Indoor...................................8

                  5.1.1.   Organization and Good Standing.......................................8

                  5.1.2.   Authorization of Agreement; Binding Obligation.......................8

                  5.1.3.   No Restrictions Against Sale of the Assets; Required Consents........9

                  5.1.4.   No Third Party Options...............................................9

                  5.1.5.   Fixed Assets.........................................................9

                  5.1.6.   Books and Records....................................................9

                  5.1.7.   Contracts and Commitments............................................9

                  5.1.8.   Title to Assets.....................................................10

                  5.1.9.   Intellectual Property...............................................10

                  5.1.10.  Condition of Assets.................................................10

                  5.1.11.  Leased Real Property................................................10

                  5.1.12.  Litigation; Decrees.................................................11

                  5.1.13.  Compliance With Law; Permits........................................11

                  5.1.14.  Taxes...............................................................11

                  5.1.15.  Commissions or Finders Fees.........................................12

                  5.1.16.  Conduct of Business; Certain Actions................................12

                  5.1.17.  Personal Guarantees.................................................12

                  5.1.18.  Top Ten Customers...................................................13

                  5.1.19.  Disclosure..........................................................13

         5.2.     Representations and Warranties of International..............................13

                  5.2.1.   Organization and Good Standing......................................13

                  5.2.2.   Authorization of Agreement; Binding Obligation......................13

                  5.2.3.   No Restrictions Against Sale of the Assets; Required Consents.......13

                  5.2.4.   No Third Party Options..............................................14
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                  5.2.5.   Fixed Assets........................................................14

                  5.2.6.   Books and Records...................................................14

                  5.2.7.   Contracts and Commitments...........................................14

                  5.2.8.   Title to Assets.....................................................14

                  5.2.9.   Intellectual Property...............................................14

                  5.2.10.  Condition of Assets.................................................15

                  5.2.11.  Leased Real Property................................................15

                  5.2.12.  Litigation; Decrees.................................................15

                  5.2.13.  Compliance With Law; Permits........................................15

                  5.2.14.  Taxes...............................................................16

                  5.2.15.  Commissions or Finders Fees.........................................16

                  5.2.16.  Conduct of Business; Certain Actions................................17

                  5.2.17.  Personal Guarantees.................................................17

                  5.2.18.  Disclosure..........................................................17

         5.3.     Representations and Warranties of Purchaser..................................17

                  5.3.1.   Organization and Good Standing......................................17

                  5.3.2.   Authorization and Effect of Agreement...............................18

                  5.3.3.   No Restrictions Against Purchase of the Assets......................18

Article VI.       PRE-CLOSING COVENANTS........................................................18

         6.1.     Access to Information........................................................18

         6.2.     Conduct of Business..........................................................18

         6.3.     Notification.................................................................19

         6.4.     Required Consents; Cooperation...............................................20

         6.5.     No Inconsistent Action.......................................................20

         6.6.     Satisfaction of Conditions...................................................20

         6.7.     Confidentiality..............................................................20

         6.8.     Publicity....................................................................20

         6.9.     Acquisition Proposals........................................................21

         6.10.    Release of Personal Guarantees...............................................21

Article VII.      CONDITIONS TO CLOSING........................................................21
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         7.1.     Conditions Precedent to Obligations of Purchaser.............................21

                  7.1.1.   Representations, Warranties and Covenants...........................21

                  7.1.2.   Closing Documents...................................................21

                  7.1.3.   Governmental Consents or Approvals..................................22

                  7.1.4.   No Adverse Proceedings..............................................22

                  7.1.5.   Third Party Consents................................................22

                  7.1.6.   Key Employee Agreements.............................................22

                  7.1.7.   No Liens............................................................22

                  7.1.8.   Material Adverse Change.............................................22

                  7.1.9.   Security for Indemnification Obligations of Sellers.................22

                  7.1.10.  Investment Side Letter..............................................22

         7.2.     Conditions Precedent to Obligations of Sellers...............................23

                  7.2.1.   No Material Misrepresentation or Breach.............................23

                  7.2.2.   Closing Documents...................................................23

                  7.2.3.   Governmental Consents or Approvals..................................23

                  7.2.4.   No Adverse Proceedings..............................................23

                  7.2.5.   Closing Price.......................................................23

                  7.2.6.   Financial Change....................................................23

                  7.2.7.   Letter of Credit....................................................23

Article VIII.     DOCUMENTS TO BE DELIVERED AT THE CLOSING.....................................24

         8.1.     Documents to be Delivered by Sellers.........................................24

                  8.1.1.   Transfer Documents..................................................24

                  8.1.2.   Resolutions.........................................................24

                  8.1.3.   Officer's Certificate...............................................24

                  8.1.4.   Good Standing Certificates..........................................24

                  8.1.5.   Purchaser Letter of Credit Side Letter..............................24

                  8.1.6.   Seller Letter of Credit Side Letter.................................24

                  8.1.7.   Other Documents.....................................................24

         8.2.     Documents to be Delivered by Purchaser.......................................24

                  8.2.1.   Purchase Price......................................................24
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                  8.2.2.   Certified Resolutions...............................................24

                  8.2.3.   Officer's Certificate...............................................25

                  8.2.4.   Good Standing Certificates..........................................25

                  8.2.5.   Key Employment Agreements...........................................25

                  8.2.6.   Assumption Agreement................................................25

                  8.2.7.   Purchaser Letter of Credit Side Letter..............................25

                  8.2.8.   Seller Letter of Credit Side Letter.................................25

                  8.2.9.   Other Documents.....................................................25

Article IX.       POST-CLOSING COVENANTS.......................................................25

         9.1.     Employee Benefits............................................................25

         9.2.     Non-Solicitation.............................................................25

         9.3.     Discharge of Business Obligations............................................26

         9.4.     Maintenance of Books and Records.............................................26

         9.5.     Payments Received............................................................26

         9.6.     UCC Matters..................................................................27

         9.7.     Covenant Not to Compete; Confidentiality.....................................27

         9.8.     Certain Tax Matters..........................................................27

         9.9.     Insurance....................................................................28

         9.10.    Operation of Business........................................................28

         9.11.    Transfer of Assets...........................................................29

         9.12.    Working Capital Amount.......................................................29

         9.13.    Notices and Filings Under Franchise Agreements...............................29

         9.14.    Maintenance of Seller Health Plan............................................29

Article X.        SURVIVAL AND INDEMNIFICATION.................................................30

         10.1.    Survival of Representations, Warranties and Covenants........................30

         10.2.    Limitations on Liability.....................................................30

         10.3.    Indemnification..............................................................30

         10.4.    Defense of Claims............................................................31

Article XI.       TERMINATION..................................................................33

         11.1.    Termination..................................................................33
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Article XII.      MISCELLANEOUS PROVISIONS.....................................................33

         12.1.    Notices......................................................................33

         12.2.    Expenses.....................................................................34

         12.3.    Successors and Assigns.......................................................34

         12.4.    Entire Agreement.............................................................35

         12.5.    Amendments and Supplements...................................................35

         12.6.    Rights of the Parties........................................................35

         12.7.    Further Assurances...........................................................35

         12.8.    Bulk Sales...................................................................35

         12.9.    Transfers....................................................................35

         12.10.   Governing Law................................................................35

         12.11.   Severability.................................................................35

         12.12.   Execution in Counterparts....................................................35

         12.13.   Titles and Headings..........................................................36

         12.14.   Waiver.......................................................................36

         12.15.   Passage of Title and Risk of Loss............................................36

         12.16.   Offset Rights................................................................36

         12.17.   Certain Interpretive Matters and Definitions.................................36
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                                       vi

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 11th day of May, 2000, by and among AJ Indoor Advertising, Inc., a Minnesota corporation ("AJ Indoor"), AJ Indoor International, Inc., a Minnesota corporation ("International" and, collectively with AJ Indoor, "Sellers") and NextMedia Group, Inc., a Delaware corporation, or its assignee ("Purchaser").

                                    RECITALS:

     A. AJ Indoor presently operates the leading indoor advertising company in the United States, placing advertising in restaurants, clubs and sports arenas throughout the United States and International, a wholly-owned subsidiary of AJ Indoor, presently operates a leading indoor franchising company (collectively, the "Business"); and

     B. Sellers desires to sell to Purchaser and Purchaser desires to purchase from Sellers, the assets, rights and properties of Sellers used or useful in the operation of the Business, on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE I. PURCHASE OF ASSETS

     1.1. Purchase and Sale of Assets. On the terms and subject to the
          ---------------------------
conditions contained herein, at the Closing (as defined herein), Sellers will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and accept from Sellers, all right, title and interest of Sellers in and to all rights, properties and assets of Sellers used or useful in connection with the Business, excluding the Excluded Assets (as hereinafter defined) wherever located (collectively, the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, subject to the terms and conditions contained in this Agreement, including, without limitation, all of Sellers' right, title and interest in and to the rights, properties and assets described in this Section 1.1:

          1.1.1. Contract Rights. All rights and incidents of interest as of the
                 ---------------
Closing Date in and to all leases, agreements and other contracts and legally binding contractual rights and obligations relating to the Business (collectively, the "Contracts"), including, without limitation, such of the foregoing as are described on Schedule 1.1.1;
                              --------------

          1.1.2. Fixed Assets and Supplies. All raw materials, components,
                 -------------------------
work-in-process, finished products, packaging materials, supplies, spare parts and samples (collectively, the "Fixed Assets"), wherever located;

          1.1.3. Tangible Personal Property. All owned or leased machinery and
                 --------------------------
equipment, tools, furniture, and all other tangible personal property, wherever located, including, without limitation, the tangible personal property listed on
Schedule 1.1.3 (collectively, the "Tangible Personal Property");
--------------
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          1.1.4. Manufacturers' or Vendors' Warranties. Any rights under any
                 -------------------------------------
manufacturers' or vendors' warranties relating to items included in the Assets, and all similar rights against third parties relating to items included in the Assets;

          1.1.5. Intellectual Property. All of Sellers' right, title and
                 ---------------------
interest in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications and domain names and URL addresses owned or used by Sellers in the operation of the Business and all trade secrets, technical knowledge, know-how and other confidential proprietary information and related ownership, use and other rights of Sellers, including, but not limited to, those listed or described on Schedule 1.1.5 (collectively, the "Intellectual
                       --------------
Property");

          1.1.6. Real Property Leases. The rights and incidents of interest of
                 --------------------
Sellers in and to all real property leases (the "Real Property Leases") relating to the operation of the Business, including, but not limited to, those listed or described on Schedule 1.1.6, and all of Sellers' rights as of the Closing in all
             --------------
of the structures, fixtures and improvements located thereon (the "Leased Real Property");

          1.1.7. Governmental Licenses, Permits and Approvals. Any rights and
                 --------------------------------------------
incidents of interest of Sellers in and to any licenses, permits, authorizations and approvals (collectively, the "Permits") issued to Sellers by any Governmental Entity (as defined herein) in connection with the operation of the Business, including, without limitation, such of the foregoing as are listed in
Schedule 1.1.7;
--------------

          1.1.8. Books and Records. Copies of all of the books and records of
                 -----------------
Sellers relating to the operation of the Business and all files and documents (including credit information) relating to customers and vendors of the Business;

          1.1.9. Sellers' Names. All of Sellers' rights to the names AJ Indoor
                 --------------
Advertising, Inc. and AJ Indoor International, Inc.; and

          1.1.10. Accounts Receivable. All accounts receivable and notes
                  -------------------
receivable arising out of the operation of the Business (collectively, the "Accounts Receivable"), which are described on Schedule 1.1.10;
                                               ---------------

          1.1.11. Prepaid Items. Any prepaid items, costs or fees relating to
                  -------------
the operation of the Business, which are described on Schedule 1.1.11; and
                                                      ---------------

          1.1.12. Miscellaneous Assets. Except for the Excluded Assets, such
                  --------------------
other rights, properties and assets owned by Sellers, wherever located, that are listed or described in Schedule 1.1.12.
                       ---------------

                                       2
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     1.2. Excluded Assets. Notwithstanding anything to the contrary contained in
          ---------------
this Agreement, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Assets:

          1.2.1. Cash. All cash and cash equivalents in transit, on hand and/or
                 ----
in banks and all marketable securities and other liquid assets ("Cash");

          1.2.2. Corporate Documents. Sellers' minute books, charter documents,
                 -------------------
stock record books and such other books and records as pertain to the organization, existence or capitalization of Sellers, and duplicate copies of such records as are necessary to enable Sellers to file their tax returns and reports, as well as any other records or materials relating to Sellers generally and not related to the Assets or the operation of the Business.

          1.2.3. Employee Benefit Plans. Except as is otherwise provided herein,
                 ----------------------
any employee plans or pension plans and all other pension, profit sharing, cash or deferred plans and trusts, and the assets thereof, and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Sellers or any of their Affiliates (as defined in Article XII); and

          1.2.4. Other Excluded Assets. Any right, property or asset which is
                 ---------------------
described on Schedule 1.2.4.
             --------------

     1.3. Nonassignable Contracts and Permits.
          -----------------------------------

          1.3.1. Nonassignability. Without limiting or otherwise affecting the
                 ----------------
rights of Purchaser pursuant to Articles VII or X, to the extent that any Contract or Permit to be assigned pursuant to the terms of Sections 1.1.1 or
1.1.7 is not capable of being assigned without the consent, approval or waiver of a third person or entity (including, without limitation, a Governmental Entity), nothing in this Agreement will constitute an assignment or require the assignment thereof, except to the extent provided in this Section 1.3.

          1.3.2. Sellers to Use Best Efforts. Notwithstanding anything to the
                 ---------------------------
contrary contained in this Agreement, Sellers will not be obligated to assign to Purchaser any of their rights and obligations in and to any of the Contracts or Permits referred to in Section 1.3.1 without first having obtained all of the consents, approvals and waivers necessary for such assignment; provided,
                                                               --------
however, that Sellers shall use their best efforts to obtain all such consents,
-------
approvals and waivers prior to and, if the Closing occurs, after the Closing Date (as defined herein).

          1.3.3. If Waivers or Consents Cannot Be Obtained. To the extent that
                 -----------------------------------------
any consents, approvals and waivers referred to in Section 1.3.1 are not obtained by Sellers, Sellers shall use their best efforts to: (a) provide to Purchaser the economic and business benefits of any Contract or Permit referred to in Section 1.3.1 and (b) enforce, at Purchaser's request and for Purchaser's account, any rights of Sellers arising from any such Contract or Permit (including, without limitation, the right to elect to terminate such Contract or Permit in accordance with the terms thereof).

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                      ARTICLE II. ASSUMPTION OF LIABILITIES

     2.1. Assumed Liabilities. As of the Closing, Purchaser will assume, and
          -------------------
thereafter in due course will pay and fully satisfy, the following liabilities and obligations of Sellers (the "Assumed Liabilities") and no other liabilities or obligations:

          (i) liabilities arising out of the ownership of the Assets and/or the operation of the Business by Purchaser or any other person or entity, including, without limitation, liability for personal injury of customers or employees, but only to the extent that the event giving rise to such liability occurs after the Closing Date;

          (ii) liabilities under the Real Property Leases assumed under this Agreement arising solely from and after the Closing Date, but only to the extent that the event giving rise to such liability occurs after the Closing Date;

          (iii) liabilities under the Contracts, but only to the extent that the event giving rise to such liability occurs after the Closing Date;

          (iv) liabilities with respect to the termination of employment of any person by Purchaser who becomes an employee of Purchaser after the Closing Date; and

          (v) all of the accounts payable and any accrued expenses arising out of the operation of the Business as of the Closing Date, a description of which is outlined on Schedule 2.1(v).
                          ---------------

     2.2. Retained Liabilities. Notwithstanding anything to the contrary
          --------------------
contained in this Agreement, Purchaser does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Sellers, whether primary or secondary or direct or indirect, other than the Assumed Liabilities. Sellers will retain and pay, satisfy, discharge and perform in accordance with the terms thereof, all liabilities and obligations other than the Assumed Liabilities, including, without limitation, those set forth below (such liabilities and obligations retained by Sellers being referred to herein as the "Retained Liabilities"):

          (a) all obligations or liabilities of Sellers or any predecessor or Affiliate of Sellers which relate to any of the Excluded Assets;

          (b) all obligations or liabilities of Sellers or any predecessor or Affiliate of Sellers relating to Taxes (as defined herein) with respect to the operation of the Business, the transfer from Sellers to Purchaser of the Assets, or otherwise, for all periods, or portions thereof, on or prior to the Closing Date;

          (c) all obligations or liabilities for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by Sellers in connection with, resulting from, or attributable to the transactions contemplated by this Agreement;

          (d) all obligations or liabilities for any borrowed money incurred with respect to the operation of the Business prior to the Closing Date;

          (e) all liabilities and obligations of Sellers or any predecessor or Affiliate of Sellers resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business or the ownership or lease of any of the Assets or any of the properties or assets previously used in the Business at any time prior to or on the Closing Date, including, without limitation, such of the foregoing as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation or requirement of any domestic or foreign statute, law, ordinance, rule or regulation ("Law") of any domestic or foreign court, government, governmental agency, authority, entity or instrumentality ("Governmental Entity"), or which relate to, result in or arise out of the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any environmental, superfund or other environmental cleanup or remedial Laws, occupational safety and health Laws or other Laws; and

          (f) all claims for severance, other employee benefits (including, without limitation, benefits mandated by Law) or other compensation or damages by or on behalf of any employees (present or former), agents or independent contractors of Sellers or by or on behalf of any Governmental Entity in respect of employees (present or former), agents or independent contractors of Sellers involving any alleged employment loss, violation of any Law or termination of employment actually or constructively (by operation of Law or pre-existing contract, including without limitation any liability for severance), all liabilities and obligations of Sellers or any predecessor or Affiliate of Sellers with respect to employees (present or former), agents or independent contractors of Sellers under any employee plan or any pension plan, or in respect of payments for unemployment compensation or unemployment insurance, all liabilities and obligations with respect to physical, mental or other health conditions of employees (present or former), agents or independent contractors of Sellers existing prior to or at the Closing and all other obligations in respect of employees (present or former), agents or independent contractors of Sellers relating to periods of employment ending on or prior to the Closing Date.

                    ARTICLE III. PURCHASE PRICE; ADJUSTMENTS

     3.1. Purchase Price. The initial purchase price (the "Initial Purchase
          --------------
Price") for the Assets shall be Eleven Million Nine Hundred Thirty Nine Thousand Five Hundred Twenty Dollars ($11,939,520). The parties have attached hereto as
Exhibit 3.1(a) the mutually agreed upon calculation of the EBITDA (defined
--------------
below) of the Business for the period beginning April 1, 1999 and ending March 31, 2000 which was used to determine the Initial Purchase Price and will be used by the parties as a guideline to make any EBITDA calculations of the Business in accordance with this Article III. The parties acknowledge and agree that the Initial Purchase Price shall be adjusted prior to the Closing Date to include an amount equal to the amount by which value of the Accounts Receivable and the prepaid items acquired by Purchaser pursuant to Sections 1.1.10 and 1.1.11 hereof exceeds the value of the liabilities assumed by the Purchaser pursuant to
Section 2.1(v) (the "Working Capital Amount"). The calculation of the Working Capital Amount shall be attached hereto as Exhibit 3.1(b) prior to the Closing
                                           --------------
of the transactions contemplated hereby. The sum of the Initial Purchase Price and the Working Capital Amount is hereinafter referred to as the "Purchase Price." At Closing, Purchaser shall pay to Sellers the

Purchase Price in cash, which amount shall be paid by Purchaser to Sellers by wire transfer of immediately available funds to an account or accounts designated by Sellers.

     3.2. June EBITDA Adjustment. If, and only if, Sellers receive at Closing a
          ----------------------
Purchase Price less than $15,000,000 for the Assets, Sellers may be entitled to an additional amount based upon the earnings before interest, taxes, depreciation and amortization (including unamortized lease-up expenses) ("EBITDA") of the Business for the period beginning July 1, 1999 and ending June 30, 2000. As soon as is practicable following June 30, 2000, Purchaser shall deliver Sellers an income statement (the "Proposed June Statement") prepared by Purchaser or its representatives in accordance with GAAP, consistently applied, which reflects the EBITDA of the Business for the period beginning July 1, 1999 and ending June 30, 2000. Sellers, within a reasonable period of time following receipt of the Proposed June Statement, not to exceed five (5) business days, shall review the EBITDA calculation contained in the Proposed June Statement. In connection with Sellers' review of the Proposed June Statement, Purchaser hereby acknowledges and agrees that it will promptly make available to Sellers such documents or records relating to Purchaser's EBITDA calculation contained in the Proposed June Statement as may be required for Sellers to properly understand such calculation. Following their review of the Proposed June Statement and any of Purchaser's documents or records relating thereto, Sellers shall deliver to Purchaser their determination of the EBITDA of the Business for the period beginning July 1, 1999 and ending June 30, 2000 ("Sellers' June EBITDA Calculation"). In the event that Sellers' June EBITDA Calculation matches Purchaser's EBITDA calculation contained in the Proposed June Statement, Purchaser's EBITDA calculation shall become final and binding on both Purchaser and Sellers for purposes of determining any additional amount to be paid pursuant to this Section 3.2 (the "Agreed June EBITDA Amount"). In the event that Sellers' June EBITDA Calculation differs from the EBITDA calculation contained in the Proposed June Statement, Purchaser and Sellers, in good faith and acting reasonably, shall attempt promptly to arrive at a mutually agreeable figure which represents the EBITDA of the Business for the period beginning July 1, 1999 and ending June 30, 2000, which figure will become the Agreed June EBITDA Amount. In the event that Purchaser and Sellers cannot mutually agree upon an EBITDA figure for the Business for the period beginning July 1, 1999 and ending June 30, 2000 within five (5) business days following Purchaser's receipt of Sellers' June EBITDA Calculation, Purchaser and Sellers agree that they shall promptly refer the EBITDA determination for the period beginning July 1, 1999 and ending June 30, 2000 to PricewaterhouseCoopers (the "Accountant"). The Accountant shall promptly make its determination as to the EBITDA of the Business for such period, which calculation shall become the Agreed June EBITDA Amount and which shall be: (i) in writing, (ii) furnished to each of the Purchaser and Sellers as promptly as practicable, and (iii) conclusive and binding upon each of the parties. Each of Purchaser and Sellers shall comply with all requests by the Accountant for information, books, records and similar items to assist the Accountant in establishing the Agreed June EBITDA Amount. The fees and expenses of the Accountant shall be shared equally by Purchaser and Sellers, unless it shall have been determined by a court of competent jurisdiction that the dispute as to the calculation of EBITDA was caused by the bad faith of either party, in which case the fees and expenses of the Accountant shall be borne entirely by the party who has been found to have acted in bad faith.

     Following the determination of the Agreed June EBITDA Amount, Purchaser shall multiply the Agreed June EBITDA Amount by eight; the resulting figure is referred to herein as the "June Price". In the event that the June Price exceeds the Purchase Price, Purchaser shall remit to Sellers only that portion of the difference that equals the difference between the Purchase Price paid at Closing and $15,000,000, and Sellers shall be entitled to no additional amount. Any amount to be paid by Purchaser to Sellers pursuant to this Section 3.2 promptly shall be remitted by Purchaser to Sellers by wire transfer of immediately available funds to an account designated by Sellers.

     3.3. Calendar 2000 EBITDA Adjustment. If, and only if, the Purchase Price
          -------------------------------
that Sellers have received at Closing, plus any June Payment amount which Sellers received in accordance with Section 3.2 above, is less than $21,300,000, Sellers may be entitled to an additional amount based on the EBITDA of the Business for calendar year 2000, as provided in this Section 3.3. As soon as practicable following the close of calendar year 2000, Purchaser shall present Sellers with an income statement (the "2000 EBITDA Statement") which reflects the EBITDA of the Business for the period beginning January 1, 2000 and ending December 31, 2000 (the "2000 Calendar EBITDA"). Sellers, within a reasonable period of time following receipt of the 2000 EBITDA Statement, not to exceed five (5) business days, shall review the EBITDA calculation contained in the 2000 EBITDA Statement. In connection with Sellers' review of the 2000 EBITDA Statement, Purchaser hereby acknowledges and agrees that it will promptly make available to Sellers such documents or records relating to Purchaser's EBITDA calculation contained in the 2000 EBITDA Statement as may be required for Sellers to properly understand such calculation. Following its review of the 2000 EBITDA Statement and any of Purchaser's documents or records relating thereto, Sellers shall deliver to Purchaser their determination of the EBITDA of the Business for the period beginning January 1, 2000 and ending December 31, 2000 ("Sellers' 2000 EBITDA Calculation"). In the event that Sellers' 2000 EBITDA Calculation matches Purchaser's EBITDA calculation contained in the 2000 EBITDA Statement, Purchaser's EBITDA calculation shall become final and binding on both Purchaser and Sellers for purposes of determining any additional amount to be paid pursuant to this Section 3.3 (the "Agreed 2000 Calendar EBITDA"). In the event that Sellers' 2000 EBITDA Calculation differs from the EBITDA calculation contained in the 2000 EBITDA Statement, Purchaser and Sellers, in good faith and acting reasonably, promptly shall attempt to arrive at a mutually agreeable figure which represents the EBITDA of the Business for the period beginning January 1, 2000 and ending December 31, 2000, which figure will become the Agreed 2000 Calendar EBITDA. In the event that Purchaser and Sellers cannot mutually agree upon an EBITDA figure for the Business for the period beginning January 1, 2000 and ending December 31, 2000 within five (5) business days following Purchaser's receipt of Sellers' 2000 EBITDA Calculation, Purchaser and Sellers agree that they shall promptly refer the EBITDA determination for the period beginning January 1, 2000 and ending December 31, 2000 to the Accountant. The Accountant shall promptly make its determination as to the EBITDA of the Business for such period, which calculation shall become the Agreed 2000 Calendar EBITDA and which shall be: (i) in writing, (ii) furnished to each of the Purchaser and Sellers as promptly as practicable, and (iii) conclusive and binding upon each of the parties. Each of Purchaser and Sellers shall comply with all requests by the Accountant for information, books, records and similar items to assist the Accountant in establishing the Agreed 2000 Calendar EBITDA. The fees and expenses of the Accountant shall be shared equally by Purchaser and Sellers, unless it shall have been determined by a court of competent jurisdiction that the dispute as to the calculation of EBITDA was caused by the bad faith of either party, in which case the fees and expenses of the Accountant shall be borne entirely by the party who has been found by such court to have acted in bad faith.

     Following the determination of the Agreed 2000 Calendar EBITDA, Purchaser shall multiply the Agreed 2000 Calendar EBITDA by eight; the resulting figure is referred to herein as the "2000 Price". In the event that the 2000 Price exceeds the sum of the Purchase Price and the June Payment, Purchaser shall remit to Sellers only that portion of the difference that equals the difference between the Purchase Price paid at Closing plus the June Payment amount and $21,300,000, and Sellers shall be entitled to no additional amount. Any amount to be paid by Purchaser to Sellers pursuant to this Section 3.3 promptly shall be remitted by Purchaser to Sellers by wire transfer of immediately available funds to an account designated by Sellers.

     3.4. Allocation of Purchase Price. Sellers and Purchaser agree upon the
          ----------------------------
allocation of the Purchase Price for the Assets as set forth on Exhibit 3.3 (the
                                                                -----------
"Allocation"). Purchaser and Sellers agree to prepare and to file all income tax returns (including, if applicable, Form 8594) in a manner consistent with the mutually agreed upon Allocation and will not in connection with the filing of such returns make any allocation which is contrary to any such Allocation.

                             ARTICLE IV. THE CLOSING

     4.1. Date of Closing. The consummation of the purchase and sale of the
          ---------------
Assets contemplated hereby (the "Closing") shall take place on or before May 23, 2000 at the offices of AJ Indoor Advertising, Inc., 3940 Quebec Ave. North, Ste. 203, Minneapolis, Minnesota 55247 (or at such other place as the parties may designate) or such other date designated by the parties in writing, after each of the conditions specified in Article VII has been fulfilled (or waived by the party entitled to waive that condition). The date on which the Closing is effected is referred to in this Agreement as the "Closing Date."

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of AJ Indoor. AJ Indoor hereby makes
          -------------------------------------------
the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

          5.1.1. Organization and Good Standing. AJ Indoor is a corporation
                 ------------------------------
validly existing and in good standing under the laws of the State of Minnesota. AJ Indoor has the requisite corporate power and authority to own, lease or otherwise hold the Assets owned, leased or otherwise held by it and to carry on the Business as presently conducted by it. AJ Indoor is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of the Business makes such qualification necessary.

          5.1.2. Authorization of Agreement; Binding Obligation. AJ Indoor has
                 ----------------------------------------------
the requisite corporate power to execute and to deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by AJ Indoor of this Agreement and the performance by AJ Indoor of the transactions contemplated hereby to be performed by AJ Indoor shall be duly authorized by all necessary action on the part of AJ Indoor prior to Closing. This Agreement has been duly executed and delivered by duly authorized officers of

AJ Indoor and, assuming the due execution and delivery of this Agreement by International and Purchaser, constitutes a valid and binding obligation of AJ Indoor enforceable against AJ Indoor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.1.3. No Restrictions Against Sale of the Assets; Required Consents.
                 -------------------------------------------------------------
The execution and delivery of this Agreement by AJ Indoor does not, and the performance by AJ Indoor of the transactions contemplated hereby to be performed by AJ Indoor will not: (a) conflict with the articles of incorporation or by-laws of AJ Indoor, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which AJ Indoor is a party or by which any of its properties are bound, (c) constitute a violation of any law or regulation applicable to AJ Indoor, or (d) result in the creation of any lien, charge or encumbrance upon any of the Assets. Except as described on Schedule 5.1.3, no consent, approval,
                                          --------------
order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to AJ Indoor in connection with the execution and delivery of this Agreement by AJ Indoor or the performance by AJ Indoor of the transactions contemplated hereby.

          5.1.4. No Third Party Options. There are no existing agreements with,
                 ----------------------
options or rights of, or commitments to, any other person to acquire any of the Assets or any interest therein.

          5.1.5. Fixed Assets. All Fixed Assets of AJ Indoor used in the conduct
                 ------------
of the Business, have been maintained in the ordinary course of the Business, are of good and merchantable quality, and consist substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business.

          5.1.6. Books and Records. The books, records and accounts of AJ Indoor
                 -----------------
maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of AJ Indoor with respect to the Business.

          5.1.7. Contracts and Commitments. Except as disclosed on Schedule
                 -------------------------                         --------
5.1.7, each material Contract which comprises a portion of the Assets acquired
-----
by Purchaser is valid and enforceable in accordance with its terms; AJ Indoor is, and to the best of AJ Indoor's knowledge all other parties thereto are, in compliance with the provisions thereof; AJ Indoor is not, and to AJ Indoor's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such Contract contains any contractual requirement with which there is a reasonable likelihood that AJ Indoor, or, to AJ Indoor's knowledge, any other party thereto, will be unable to comply.

          5.1.8. Title to Assets. Except as listed or described on Schedule
                 ---------------                                   --------
5.1.8, AJ Indoor has, and following the Closing, Purchaser will have, good,
-----
valid and marketable title to the Assets free and clear of all title defects or objections, mortgages, liens, claims, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, and other title or interest retention arrangements or reservations (collectively, "Liens").

          5.1.9. Intellectual Property. Schedule 1.1.5 contains an accurate and
                 ---------------------  --------------
complete list of all Intellectual Property owned or used by AJ Indoor in the operation of the Business. Except as set forth on Schedule 5.1.9, AJ Indoor owns
                                                  --------------
the entire right, title and interest in and to the Intellectual Property used in the operation of the Business (including, without limitation, the right to use and license the same). Except as set forth in Schedule 5.1.9, there are no
                                              --------------
pending, or to the knowledge of AJ Indoor, threatened actions or claims of any nature affecting the Intellectual Property. Except as set forth on Schedule
                                                                   --------
5.1.9, there is, to the knowledge of AJ Indoor, no reasonable basis upon which
-----
any claim may be asserted against AJ Indoor for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, domain names or URL addresses, trade secrets, technical knowledge, know-how or other confidential proprietary information. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property and all licenses and other agreements pursuant to which AJ Indoor uses any of the Intellectual Property, are valid and subsisting, have been properly maintained and neither AJ Indoor, nor to the knowledge of AJ Indoor, any other person, is in default or violation thereunder.

          5.1.10. Condition of Assets. All of the Assets are in good operating
                  -------------------
condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Permits relating to their construction, use and operation. The Assets constitute all of the assets and rights necessary to operate the Business as currently conducted and as currently contemplated to be conducted. No person, other than Sellers, owns any equipment or other tangible assets or properties situated on the premises of AJ Indoor or necessary to the operation of the Business of Sellers, except for leased items disclosed herein.

          5.1.11. Leased Real Property.
                  --------------------

          (a) Leased Real Property. Each Real Property Lease is, and at Closing
              --------------------
shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and, except as disclosed in Schedule 5.1.11, no party
                                                     ---------------
under any Real Property Lease is in default under any of the Real Property Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit any party under any Real Property Lease to terminate any Real Property Lease.

          (b) No Notices. The property used under the Real Property Leases,
              ----------
complies with all Laws of all Governmental Entities having jurisdiction over such property, and AJ Indoor has received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that such property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over such property.

          5.1.12. Litigation; Decrees. There are no judicial or administrative
                  -------------------
actions, proceedings or investigations pending or, to AJ Indoor' knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by AJ Indoor in connection with this Agreement. Except as listed or described on Schedules 5.1.12 or 5.1.13, there are no: (i) lawsuits, claims,
             ----------------    ------
administrative or other proceedings or investigations relating to the conduct of the Business pending or, to AJ Indoor' knowledge, threatened by, against or affecting AJ Indoor or any Affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on the AJ Indoor or the Assets.

          5.1.13. Compliance With Law; Permits. AJ Indoor has complied, in all
                  ----------------------------
material respects, with each Law, judgment, order and decree of any Governmental Entity to which AJ Indoor or its business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. AJ Indoor owns, holds, possesses or lawfully uses in the operation of its business all Permits which are in any manner necessary for it to conduct the Business as now or previously conducted or for the ownership and use of the Assets, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Laws. AJ Indoor is not in default, nor has it received any notice of any claim of default, with respect to any such Permits. Except as disclosed on
Schedule 5.1.13, all such Permits are renewable by their terms or in the
---------------
ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and none of such Permits will be adversely affected by consummation of the transactions contemplated hereby.

          5.1.14. Taxes.
                  -----

          (a) All Tax Returns (as defined herein) that are required to be filed on or before the Closing Date by AJ Indoor have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by AJ Indoor have been paid by it, whether or not such Taxes are disputed. AJ Indoor has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against AJ Indoor. AJ Indoor is not a party to any pending action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does AJ Indoor have knowledge of any such threatened action, proceeding or investigation.

          (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by AJ Indoor nor has AJ Indoor agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where AJ Indoor does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is AJ Indoor aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of AJ Indoor's Assets as a result of or in connection with any failure, or alleged failure, to pay any Tax.

          (d) AJ Indoor has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (e) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any Schedule or attachment thereto.

          5.1.15. Commissions or Finders Fees. Other than to Johnsen, Fretty and
                  ---------------------------
Co. LLC, AJ Indoor has not agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

          5.1.16. Conduct of Business; Certain Actions. Except as set forth on
                  ------------------------------------
Schedule 5.1.16 attached hereto, from March 3, 2000 to the date hereof, AJ
---------------
Indoor has, in all material respects, conducted its Business in the ordinary course and consistent with past practices and has:

          (i) maintained the Assets of the Business in sufficient operating condition and repair to enable them to operate in all material respects in the manner in which they were being operated;

          (ii) not sold, encumbered or otherwise placed any Lien on any of the Assets other than in the ordinary course of business;

          (iii) used its commercially reasonable efforts to retain the services of its officers, employees, and independent contractors;

          (iv) used its commercially reasonable efforts to preserve its relationships with each of its material lenders, suppliers, customers and other third parties having material business dealings with AJ Indoor; and

          (v) recorded all sales and maintained its books of account in accordance with GAAP.

          5.1.17. Personal Guarantees. Schedule 5.1.17 describes in detail each
                  -------------------  ---------------
of the personal guarantees that have been made on behalf of Sellers by James Arabanos, Tony Jacobson and Mark Spaniol in connection with the ownership of the Assets and the operation of the Business (the "Personal Guarantees"). Other than the Personal Guarantees described on

Schedule 5.1.17, there are no other personal guarantees that have been made with
---------------
respect to the ownership of the Assets or the operation of the Business.

          5.1.18. Top Ten Customers. Schedule 5.1.18 contains a list of the Top
                  -----------------  ---------------
10 customers of the Business. Each Contract relating to one of the Top 10 customers of the Business will be properly assigned to Purchaser at Closing.

          5.1.19. Disclosure. No representation or warranty by AJ Indoor
                  ----------
contained in this Agreement, and no statement contained in any document, list, certificate or other instrument furnished or to be furnished by or on behalf of AJ Indoor or any Affiliate thereof to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument. AJ Indoor has not failed to disclose to Purchaser any fact which would reasonably be determined to have a material adverse effect on the business, financial condition, results of operations or prospects of the Business, or which is otherwise material to the Business.

     5.2. Representations and Warranties of International. International hereby
          -----------------------------------------------
makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

          5.2.1. Organization and Good Standing. International is a corporation
                 ------------------------------
validly existing and in good standing under the laws of the State of Minnesota. International has the requisite corporate power and authority to own, lease or otherwise hold the Assets owned, leased or otherwise held by it and to carry on the Business as presently conducted by it. International is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of the Business makes such qualification necessary.

          5.2.2. Authorization of Agreement; Binding Obligation. International
                 ----------------------------------------------
has the requisite corporate power to execute and to deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by International of this Agreement and the performance by International of the transactions contemplated hereby to be performed by International shall be duly authorized by all necessary action on the part of International prior to Closing. This Agreement has been duly executed and delivered by duly authorized officers of International and, assuming the due execution and delivery of this Agreement by International and Purchaser, constitutes a valid and binding obligation of International enforceable against International in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.2.3. No Restrictions Against Sale of the Assets; Required Consents.
                 -------------------------------------------------------------
The execution and delivery of this Agreement by International does not, and the performance by International of the transactions contemplated hereby to be performed by International will not:

(a) conflict with the articles of incorporation or by-laws of International, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which International is a party or by which any of its properties are bound, (c) constitute a violation of any law or regulation applicable to International, or
(d) result in the creation of any lien, charge or encumbrance upon any of the Assets. Except as described on Schedule 5.2.3, no consent, approval, order or
                               --------------
authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to International in connection with the execution and delivery of this Agreement by International or the performance by International of the transactions contemplated hereby.

          5.2.4. No Third Party Options. There are no existing agreements with,
                 ----------------------
options or rights of, or commitments to, any other person to acquire any of the Assets or any interest therein.

          5.2.5. Fixed Assets. All Fixed Assets of International used in the
                 ------------
conduct of the Business, have been maintained in the ordinary course of the Business, are of good and merchantable quality, and consist substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business.

          5.2.6. Books and Records. The books, records and accounts of
                 -----------------
International maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of International with respect to the Business.

          5.2.7. Contracts and Commitments. Except as disclosed on Schedule
                 -------------------------                         --------
5.2.7, each material Contract which comprises a portion of the Assets acquired
-----
by Purchaser is valid and enforceable in accordance with its terms; International is, and to the best of International's knowledge all other parties thereto are, in compliance with the provisions thereof; International is not, and to International's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such Contract contains any contractual requirement with which there is a reasonable likelihood that International, or, to International's knowledge, any other party thereto, will be unable to comply.

          5.2.8. Title to Assets. Except as listed or described on Schedule
                 ---------------                                   --------
5.2.8, International has, and following the Closing, Purchaser will have, good,
-----
valid and marketable title to the Assets free and clear of all Liens.

          5.2.9. Intellectual Property. Schedule 1.1.5 contains an accurate and
                 ---------------------  --------------
complete list of all Intellectual Property owned or used by International in the operation of the Business. Except as set forth on Schedule 5.2.9, International
                                                  --------------
owns the entire right, title and interest in and to the Intellectual Property used in the operation of the Business (including, without limitation, the right to use and license the same). Except as set forth in Schedule 5.2.9, there are
                                                     --------------
no pending, or to the knowledge of International, threatened actions or claims of any nature affecting the Intellectual Property. Except as set forth on
Schedule 5.2.9, there is, to the
--------------
knowledge of International, no reasonable basis upon which any claim may be asserted against International for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property and all licenses and other agreements pursuant to which International uses any of the Intellectual Property, are valid and subsisting, have been properly maintained and neither International, nor to the knowledge of International, any other person, is in default or violation thereunder.

          5.2.10. Condition of Assets. All of the Assets are in good operating
                  -------------------
condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Permits relating to their construction, use and operation. The Assets constitute all of the assets and rights necessary to operate the Business as currently conducted and as currently contemplated to be conducted. No person, other than Sellers, owns any equipment or other tangible assets or properties situated on the premises of International or necessary to the operation of the Business of Sellers, except for leased items disclosed herein.

          5.2.11. Leased Real Property.
                  --------------------

          (a) Leased Real Property. Each Real Property Lease is, and at Closing
              --------------------
shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and, except as disclosed in Schedule 5.2.11, no party
                                                     ---------------
under any Real Property Lease is in default under any of the Real Property Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit any party under any Real Property Lease to terminate any Real Property Lease.

          (b) No Notices. The property used under the Real Property Leases,
              ----------
complies with all Laws of all Governmental Entities having jurisdiction over such property, and International has received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that such property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over such property.

          5.2.12. Litigation; Decrees. There are no judicial or administrative
                  -------------------
actions, proceedings or investigations pending or, to International' knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by International in connection with this Agreement. Except as listed or described on Schedules 5.2.12 or 5.2.13, there are no: (i) lawsuits, claims,
                ----------------    ------
administrative or other proceedings or investigations relating to the conduct of the Business pending or, to International' knowledge, threatened by, against or affecting International or any Affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on the International or the Assets.

          5.2.13. Compliance With Law; Permits. International has complied, in
                  ----------------------------
all material respects, with each Law, judgment, order and decree of any Governmental Entity to which International or its business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. International owns, holds, possesses or lawfully uses in the operation of its business all Permits which are in any manner necessary for it to conduct the Business as now or previously conducted or for the ownership and use of the Assets, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Laws. International is not in default, nor has it received any notice of any claim of default, with respect to any such Permits. Except as disclosed on
Schedule 5.2.13, all such Permits are renewable by their terms or in the
---------------
ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and none of such Permits will be adversely affected by consummation of the transactions contemplated hereby.

          5.2.14. Taxes.
                  -----

          (a) All Tax Returns (as defined herein) that are required to be filed on or before the Closing Date by International have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by International have been paid by it, whether or not such Taxes are disputed. International has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against International. International is not a party to any pending action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does International have knowledge of any such threatened action, proceeding or investigation.

          (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by International nor has International agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where International does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is International aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of International's Assets as a result of or in connection with any failure, or alleged failure, to pay any Tax.

          (d) International has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          5.2.15. Commissions or Finders Fees. Other than to Johnsen, Fretty and
                  ---------------------------
Co. LLC, International has not agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

          5.2.16. Conduct of Business; Certain Actions. Except as set forth on
                  ------------------------------------
Schedule 5.2.16 attached hereto, from March 3, 2000 to the date hereof,
---------------
International has, in all material respects, conducted its Business in the ordinary course and consistent with past practices and has:

          (i) maintained the Assets of the Business in sufficient operating condition and repair to enable them to operate in all material respects in the manner in which they were being operated;

          (ii) not sold, encumbered or otherwise placed any Lien on any of the Assets other than in the ordinary course of business;

          (iii) used its commercially reasonable efforts to retain the services of its officers, employees, and independent contractors;

          (iv) used its commercially reasonable efforts to preserve its relationships with each of its material lenders, suppliers, customers and other third parties having material business dealings with International; and

          (v) recorded all sales and maintained its books of account in accordance with GAAP.

          5.2.17. Personal Guarantees. Schedule 5.1.17 describes in detail each
                  -------------------  ---------------
of the personal guarantees that have been made on behalf of Sellers by James Arabanos, Tony Jacobson and Mark Spaniol in connection with the ownership of the Assets and the operation of the Business (the "Personal Guarantees"). Other than the Personal Guarantees described on Schedule 5.1.17, there are no other
                                     ---------------
personal guarantees that have been made with respect to the ownership of the Assets or the operation of the Business.

          5.2.18. Disclosure. No representation or warranty by International
                  ----------
contained in this Agreement, and no statement contained in any document, list, certificate or other instrument furnished or to be furnished by or on behalf of International or any Affiliate thereof to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument. International has not failed to disclose to Purchaser any fact which would reasonably be determined to have a material adverse effect on the business, financial condition, results of operations or prospects of the Business, or which is otherwise material to the Business.

     5.3. Representations and Warranties of Purchaser. Purchaser hereby makes
          -------------------------------------------
the following representations and warranties to Sellers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Sellers.

          5.3.1. Organization and Good Standing. Purchaser is a corporation
                 ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          5.3.2. Authorization and Effect of Agreement. Purchaser has the
                 -------------------------------------
requisite corporate power to execute and to deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by Purchaser. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby to be consummated by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by Sellers, constitutes a valid and binding obligation of Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3.3. No Restrictions Against Purchase of the Assets. The execution
                 ----------------------------------------------
and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of the transactions contemplated hereby to be performed by Purchaser will not (a) conflict with the articles of incorporation or bylaws of Purchaser,
(b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which Purchaser is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Purchaser. Except as described on Schedule 5.3.3, no consent, approval, order or authorization of, or
   --------------
registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby to be consummated by it, except as listed or described on Schedule 5.3.3.
                                 --------------

                        ARTICLE VI. PRE-CLOSING COVENANTS

     6.1. Access to Information. Prior to the Closing, upon reasonable notice
          ---------------------
from Purchaser to Sellers, Sellers will afford to the officers, attorneys, accountants or other authorized representatives of Purchaser reasonable access, during normal business hours, with minimal disruption to Sellers' Business and accompanied by a senior management officer to the employees, Assets, facilities and the books and records of Sellers so as to afford Purchaser full opportunity to make such review, examination and investigation of the Business as Purchaser may desire to make. Purchaser will be permitted to make extracts from, or to make copies of, such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, Sellers will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information as Purchaser may reasonably request. All such due diligence shall be conducted in strict compliance with that certain confidentiality agreement dated February 21, 2000 by and between Purchaser and Johnsen, Fretty & Co., LLC, acting on behalf of AJ Indoor, and in accordance with Section 6.7 of this Agreement.

     6.2. Conduct of Business. Except as set forth on Schedule 6.2, as
          -------------------                         ------------
contemplated herein, or as otherwise consented to by Purchaser in writing, during the period from the date of the Agreement and continuing until the Closing Date, Sellers will, in respect of the conduct of the Business:

          (a) use their commercially reasonable efforts to (i) carry on the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep the Business intact, (iii) keep available the services of the present employees of the Business, and (iv) maintain the goodwill associated with the Business, including, but not limited to, preserving the relationships of customers, suppliers and others having business dealings with the Business;

          (b) maintain the Assets in good condition, subject to normal wear and tear;

          (c) not sell, lease or dispose of, or make any contract for the sale, lease or disposition of, or subject to Lien, any Assets other than in the ordinary course of the Business;

          (d) not intentionally incur any liability or obligation (absolute, accrued, contingent or otherwise) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business;

          (e) not amend or terminate any material Contract or other agreement, other than in the ordinary course of business consistent with past practices;

          (f) not make any change in financial or tax accounting methods, principles or practices unless required by GAAP or applicable law;

          (g) maintain their books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

          (h) not grant to any employee of the Business any increase in compensation or in severance or termination pay, grant any severance or termination pay, or enter into any employment agreement with any employee, except as may be required under employment or termination agreements in effect on the date of this Agreement;

          (i) not enter into any agreement, including an agreement to purchase or lease Assets, which includes an aggregate payment or commitment on the part of either party of more than $10,000.00, and in no event enter into any such agreements which have payments or commitments in the aggregate exceeding $150,000; and

          (j) not take or omit to take any action as a result of which any representation or warranty of Sellers in Article V would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action.

     6.3. Notification.
          ------------

          (a) Sellers shall notify Purchaser, and Purchaser shall notify Sellers, of any litigation, arbitration or administrative proceeding pending or, to such party's knowledge, threatened against the Sellers or Purchaser, as the case may be, which challenges the transactions contemplated hereby.

          (b) Sellers will provide prompt written notice to Purchaser of any change in any of the information contained in its representations and warranties made in Article V hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided, however, that such
                                               --------  -------
notice shall not operate to cure any breach of the representations and warranties made in Article V hereof or any Exhibits or Schedules referred to herein or attached hereto.

     6.4. Required Consents; Cooperation. Sellers shall obtain and shall deliver
          ------------------------------
to Purchaser prior to Closing all third-party consents required to effect the transactions contemplated hereby including, without limitation, any consents required to assign the Contracts to Purchaser. Purchaser and the Sellers shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Entity or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action
           --------  -------
which would have a material adverse effect upon such party, any Affiliate thereof, or the Assets.

     6.5. No Inconsistent Action. Neither Purchaser nor Sellers shall take any
          ----------------------
action which is materially inconsistent with their obligations under this Agreement.

     6.6. Satisfaction of Conditions. Without limiting the generality or effect
          --------------------------
of any provision of Article VII, prior to the Closing, each of the parties will use its reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     6.7. Confidentiality. Purchaser and Sellers shall keep confidential all
          ---------------
information obtained by any such party with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, shall return to the other, without retaining a copy thereof, any Schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents,
(c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice), or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

     6.8. Publicity. Prior to the Closing, neither party will issue or cause the
          ---------
publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonably withheld; provided,
                                                                     --------
however, that nothing herein will prohibit either party
-------
from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance. The parties hereto acknowledge and agree that as promptly as is practicable following the Closing that they shall issue a joint press release in agreed form regarding the execution of this Agreement and the consummation of the transactions

     6.9. Acquisition Proposals. From and after the date of this Agreement,
          ---------------------
Sellers shall not, nor shall Sellers authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by Sellers to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving Sellers or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the Sellers Assets.

     6.10. Release of Personal Guarantees. Sellers acknowledge and agree that
           ------------------------------
prior to the Closing that they shall use their best efforts to cause each of the Personal Guarantees made on their behalf to be released.

                       ARTICLE VII. CONDITIONS TO CLOSING

     7.1. Conditions Precedent to Obligations of Purchaser. The obligations of
          ------------------------------------------------
Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

          7.1.1. Representations, Warranties and Covenants.
                 -----------------------------------------

          (a) All representations and warranties of Sellers made in this Agreement or any Exhibit, Schedule or document delivered pursuant to this Agreement, shall be true and complete in all material respects as of the date hereof without regard to any Schedule updates furnished by Sellers after the date hereof and on and as of the Closing Date as if made on and as of that date.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Sellers on or prior to the Closing Date shall have been complied with or performed.

          (c) Purchaser shall have received a certificate, dated as of the Closing Date, executed on behalf of Sellers by authorized officers thereof, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 7.1.1(a) and (b) hereof have been fulfilled.

          7.1.2. Closing Documents. Sellers shall have delivered to Purchaser
                 -----------------
the documents identified in Section 8.1.

          7.1.3. Governmental Consents or Approvals. Each of the governmental
                 ----------------------------------
and other approvals, consents or waivers required to be obtained pursuant to the terms and conditions of this Agreement shall have been obtained.

          7.1.4. No Adverse Proceedings. No suit, action, claim or governmental
                 ----------------------
proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          7.1.5. Third Party Consents. Sellers shall have obtained, and shall
                 --------------------
have delivered to Purchaser, all third-party consents required to effect the transactions contemplated hereby, including, without limitation, any consents required to assign the Contracts to Purchaser.

          7.1.6. Key Employee Agreements. Each of James Arabanos, Tony Jacobson
                 -----------------------
and Mark Spaniol shall enter into employment agreements with Purchaser on the Closing Date on the terms and conditions mutually agreeable to the parties thereto.

          7.1.7. No Liens. Purchaser shall have received evidence reasonably
                 --------
satisfactory to Purchaser that any Liens on the Assets have been released, terminated or otherwise discharged.

          7.1.8. Material Adverse Change. From the date hereof, to and including
                 -----------------------
the Closing Date, there shall not have occurred any event, condition or change to the Business with respect to the Assets or the financial condition of the Business, individually or together with other events, conditions or changes, which could reasonably be expected to materially and adversely affect the value of the Assets, taken as a whole, or the ability of Purchaser to operate the Business.

          7.1.9. Security for Indemnification Obligations of Sellers. Sellers
                 ---------------------------------------------------
shall have issued a letter of credit for the benefit of Purchaser in the amount of One Hundred Thousand Dollars ($100,000) in order to secure any payments that may be required to be made by Sellers to Purchaser pursuant to Section 10.3 of this Agreement, on terms and conditions more particularly described in the side letter among the parties and referenced in Sections 8.1.6 and 8.2.8.

          7.1.10. Investment Side Letter. Purchaser shall have entered into a
                  ----------------------
side letter with James Arabanos, Tony Jacobson and Mark Spaniol on terms and conditions mutually acceptable to Purchaser regarding the obligation of each of Arabanos, Jacobson and Spaniol to invest in Class C membership interests of NextMedia Investors, LLC, a Delaware limited liability company and the parent of Purchaser.

     7.2. Conditions Precedent to Obligations of Sellers. The obligations of
          ----------------------------------------------
Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of
Sellers:

          7.2.1. No Material Misrepresentation or Breach.
                 ---------------------------------------

          (a) All representations and warranties of the Purchaser made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been complied with or performed.

          (c) Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections 7.2.1(a) and (b) have been fulfilled.

          7.2.2. Closing Documents. Purchaser shall have delivered to Sellers
                 -----------------
the documents identified in Section 8.2.

          7.2.3. Governmental Consents or Approvals. Each of the governmental
                 ----------------------------------
and other approvals, consents or waivers required to be obtained pursuant to the terms and conditions of this Agreement shall have been obtained.

          7.2.4. No Adverse Proceedings. No suit, action, claim or governmental
                 ----------------------
proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          7.2.5. Closing Price. Purchaser shall have delivered to Sellers by
                 -------------
wire transfer an amount equal to the Purchase Price.

          7.2.6. Financial Change. From the date hereof, to and including the
                 ----------------
Closing Date, there shall not have occurred any event, condition or change outside of the ordinary course of business which has had, or could reasonably be expected to have, a material adverse effect on the financial condition of Purchaser.

          7.2.7. Letter of Credit. Purchaser shall have issued a letter of
                 ----------------
credit for the benefit of Sellers in order to secure any payments that may be required to be made by Purchaser to Sellers pursuant to Sections 3.2 and 3.3 of this Agreement, on terms and conditions more particularly described in the side letter among the parties and referenced in Sections 8.1.5 and 8.2.7 of this Agreement.

             ARTICLE VIII. DOCUMENTS TO BE DELIVERED AT THE CLOSING

     8.1. Documents to be Delivered by Sellers. At the Closing, Sellers will
          ------------------------------------
deliver to Purchaser the following, at the expense of Sellers and in proper form for recording when appropriate:

          8.1.1. Transfer Documents. Such bills of sale, assignments (including
                 ------------------
assignments with respect to contracts and leases), and other good and sufficient instruments of transfer as Purchaser may reasonably request conveying and transferring to Purchaser title to the Assets.

          8.1.2. Resolutions. Resolutions of the Board of Directors of each
                 -----------
Sellers approving the execution and delivery of this Agreement and each of the other documents delivered by such Sellers pursuant thereto and authorizing the consummation of the transactions contemplated hereby and thereby.

          8.1.3. Officer's Certificate. Certificates, dated the Closing Date,
                 ---------------------
executed on behalf of Sellers in the form described in Section 7.1.1.

          8.1.4. Good Standing Certificates. Governmental certificates showing
                 --------------------------
that Sellers are validly existing and in good standing in Minnesota and are in good standing in each state in which they are qualified to conduct the Business, certified as of a date not more than ten (10) days before the Closing Date.

          8.1.5. Purchaser Letter of Credit Side Letter. A side letter by and
                 --------------------------------------
among the parties with respect to Purchaser's obligation to issue a letter of credit for the benefit of Sellers in order to secure any payments that may be required to be made by Purchaser to Sellers pursuant to Sections 3.2 and 3.3 of this Agreement.

          8.1.6. Seller Letter of Credit Side Letter. A side letter by and among
                 -----------------------------------
the parties with respect to Sellers' obligation to issue a letter of credit for the benefit of Purchaser in order to secure any payments that may be required to be made by Sellers to Purchaser pursuant to Section 10.3 of this Agreement.

          8.1.7. Other Documents. Such additional information and materials as
                 ---------------
Purchaser shall reasonably request.

     8.2. Documents to be Delivered by Purchaser. At the Closing, Purchaser will
          --------------------------------------
deliver to Sellers, at its expense:

          8.2.1. Purchase Price. Evidence of a wire transfer in the amount of
                 --------------
the Purchase Price.

          8.2.2. Certified Resolutions. Resolutions by an authorized officer of
                 ---------------------
Purchaser approving the execution and delivery of this Agreement and each of the other documents delivered by Purchaser pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby.

          8.2.3. Officer's Certificate. A certificate, dated the Closing Date,
                 ---------------------
executed on behalf of the Purchaser in the form described in Section 7.2.1.

          8.2.4. Good Standing Certificates. Governmental certificates showing
                 --------------------------
that Purchaser is validly existing and in good standing in the state of its organization, certified as of a date not more than ten (10) days before the Closing Date.

          8.2.5. Key Employment Agreements. Employment agreements between
                 -------------------------
Purchaser and each of James Arabanos, Tony Jacobson and Mark Spaniol executed on behalf of the parties thereto on terms and conditions mutually agreeable to the parties thereto.

          8.2.6. Assumption Agreement. An assumption agreement in a form and
                 --------------------
substance reasonably satisfactory to Seller which governs Purchaser's assumption of the Assumed Liabilities pursuant to the terms and conditions of this Agreement.

          8.2.7. Purchaser Letter of Credit Side Letter. A side letter by and
                 --------------------------------------
among the parties with respect to Purchaser's obligation to issue a letter of credit for the benefit of Sellers in order to secure any payments that may be required to be made by Purchaser to Sellers pursuant to Sections 3.2 and 3.3 of this Agreement.

          8.2.8. Seller Letter of Credit Side Letter. A side letter by and among
                 -----------------------------------
the parties with respect to Sellers' obligation to issue a letter of credit for the benefit of Purchaser in order to secure any payments that may be required to be made by Sellers to Purchaser pursuant to Section 10.3 of this Agreement.

          8.2.9. Other Documents. Such additional information and materials as
                 ---------------
Sellers shall reasonably request.

                       ARTICLE IX. POST-CLOSING COVENANTS

     9.1. Employee Benefits. Purchaser shall assume no liability to any employee
          -----------------
of Sellers in connection with any benefit accrued by such employee price to Closing. No portion of the assets of any employee plan, pension plan or any other plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Sellers (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All employees of Sellers who are employed by Purchaser on or after the Closing Date in accordance with Section 9.2 of this Agreement shall be new employees of Purchaser and any prior employment by Sellers of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

     9.2. Non-Solicitation. As of the Closing Date, Purchaser shall offer
          ----------------
employment to, and Sellers shall use their commercially reasonable efforts, without any obligation to incur any expense or liability, to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Business who are identified by Purchaser prior to the Closing Date (the "Employees"). Sellers shall terminate effective as of the Closing Date all employment arrangements it has with any of the Employees. Sellers shall be responsible for any severance or similar obligations arising from any such terminations. Until the third anniversary of the Closing Date, Sellers will not directly or indirectly solicit or offer employment to any Employee (i) who did not become an employee of Purchaser within 180 days of Closing, (ii) who is then an employee of Purchaser, or (iii) who has terminated such employment without the consent of Purchaser within 180 days of such solicitation or offer.

     9.3. Discharge of Business Obligations. From and after the Closing Date,
          ---------------------------------
Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, trade creditors and clients of the Business.

     9.4. Maintenance of Books and Records. Sellers and Purchaser shall preserve
          --------------------------------
until the tenth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets, the Assumed Liabilities or the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers, employees and representatives of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets, Assumed Liabilities or the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable
--------  -------
in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such
                            -------  --------
information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or deliver such records to the objecting party.

     9.5. Payments Received. Each party agrees that after the Closing that such
          -----------------
party will hold and will promptly transfer and deliver to the other, from time to time as and when received by such party, any cash, checks with appropriate endorsements (using their efforts not to convert such checks into cash), or other property that such party may receive on or after the Closing which properly belongs to the other under this Agreement.

     9.6. UCC Matters. From and after the Closing Date, Sellers will promptly
          -----------
refer all inquiries with respect to ownership of the Assets or the Business to Purchaser. In addition, Sellers will execute such title documents and financing statements as Purchaser may reasonably request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

     9.7. Covenant Not to Compete; Confidentiality. Sellers agrees that for a
          ----------------------------------------
period of three (3) years after the Closing Date that neither Sellers nor any of their Affiliates will, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Business; A competing business for purposes of the foregoing, shall include any business engaged in indoor print advertising in restaurants, bars and public facilities located throughout the United States, or
(ii) disclose, reveal, divulge or communicate to any person or entity other than authorized officers, directors or employees of Purchaser, or use or otherwise exploit for their own benefit or for the benefit of anyone other than Purchaser, any Confidential Information (as defined below). Sellers shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however,
                                                           --------  -------
that in the event disclosure is required by applicable law, Sellers shall, to the extent reasonably possible, provide Purchaser with prompt notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order. For purposes of this Section 9.7, "Confidential Information" shall mean any confidential information with respect to the conduct or details of the Business, including, without limitation, methods of operation, customers, and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement, or
(b) becomes generally available to the public other than as a result of a disclosure by Sellers not otherwise permissible thereunder, or (c) Sellers learn from other sources where such sources have not violated their confidentiality obligation to Purchaser. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 9.7 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     9.8. Certain Tax Matters.
          -------------------

          (a) All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the transfer of the Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by Sellers. Sellers will indemnify Purchaser against any liability, direct or indirect, for any Taxes imposed on Purchaser or with respect to the Assets that are attributable to any taxable periods ending on or prior to the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date.

          (b) Purchaser, in conjunction with Sellers where the taxable period for which the Tax Return is to be filed includes any period for which Sellers may be subjected to Tax liability in conjunction with their operation of the Business, will prepare and file or cause to be prepared and filed all Tax Returns with respect to the Business required to be filed with the appropriate United States, state and local agencies for all taxable periods for which Tax Returns are due after the Closing Date. Purchaser will make all payments required with respect to any such Tax Returns. The preceding sentence will not limit or relieve Sellers of their obligations to reimburse Purchaser concurrently therewith to the extent that any payment by Purchaser relates to the operations of the Business for any period ending on or before the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date.

          (c) Sellers will prepare and file or cause to be prepared and filed all Tax Returns for the Sellers that are required to be filed with respect to the Business, other than Tax Returns that Purchaser is obligated to prepare and file pursuant to Section 9.8(b) with the appropriate United States, state and local agencies. Sellers will pay or cause to be paid all Taxes required to be paid with respect to such Tax Returns. Sellers will pay all Taxes that are imposed with respect to the Business or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date (or, if applicable, reimburse Purchaser for the payment of such Taxes) attributable to taxable periods ending on or prior to the Closing Date. The amount of Taxes attributable to a portion of a taxable period that includes but does not end on the Closing Date shall be determined pursuant to the interim closing of the books method.

     9.9. Insurance. With respect to any loss, liability or damage relating to,
          ---------
resulting from or arising out of the conduct of the Business on or prior to the Closing Date for which Sellers would be entitled to assert, or cause any Affiliate or other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Sellers or any Affiliate thereof in respect of the Business or the Assets, at the request of Purchaser, Sellers will use reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such insurance covering such loss, liability or damage if Purchaser is not itself entitled to assert such claim but Sellers are so entitled. In the case of any damage to or destruction of the Assets occurring prior to Closing that is covered by insurance maintained by Sellers or any Affiliate of Sellers, Sellers shall deliver all insurance proceeds realized therefrom to Purchaser at Closing or as soon thereafter as collected by Sellers or such Affiliate.

     9.10. Operation of Business. Purchaser acknowledges and agrees that from
           ---------------------
and after the Closing Date through December 31, 2000 that it shall consistently operate the Business in general conformity to Sellers' projected 2000 budget for the Business as set forth on Schedule 9.10 attached hereto. Purchaser further acknowledges that prior to incurring any Material Expense(s) in connection with the operation of the Business that it shall obtain the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed. For the purposes of the foregoing, "Material Expense(s)" shall include any of the following: (i) any Business expense relating to operational overhead which exceeds $10,000.000 per year in the aggregate and is not included in the projected 2000 Budget, (ii) any new market acquisition expenses, (iii) any capital expenses, and (iv) any salaries/bonuses or compensation to employees or independent contractors that are not included in the projected 2000 Budget. In the event that Purchaser fails to obtain any such written consent, the amount of such unconsented Material Expense shall not be included in the EBITDA calculation for purposes of the adjustment provisions contained in Article III of this Agreement.

     9.11. Transfer of Assets. Purchaser acknowledges and agrees that from and
           ------------------
after the Closing Date through the date on which it is determined that no additional adjustment payments are required to be made to Sellers by Purchaser pursuant to Article III, or the date on which all of the adjustment payments to be made by Purchaser to Sellers under Article III have been made, that Purchaser shall actively manage and operate the Business and shall not transfer title to any of the Assets to any entity who is not an Affiliate of Purchaser. Purchaser further acknowledges that in the event that Purchaser breaches the provisions of this Section 9.11 that Purchaser shall pay to Sellers an amount equal to $21,300,000 less all amounts which have previously been paid to Sellers pursuant to the terms and conditions of Article III.

     9.12. Working Capital Amount. The parties acknowledge and agree that in the
           ----------------------
event that it is discovered at any time following the Closing that the Accounts Receivable or the prepaid expenses acquired pursuant to Sections 1.1.10 or
1.1.11 of this Agreement were invalid or that the liabilities assumed pursuant to Section 2.1(v) were understated such that the working capital amount that should have been a part of the Purchase Price at Closing differed from the Working Capital Amount actually included, and the difference provided a benefit to Sellers, Purchaser shall be entitled to promptly receive from Sellers the amount that was incorrectly attributable to the Working Capital Amount in favor of Sellers. The parties further acknowledge and agree that in the event that any Accounts Receivable assumed by Purchaser pursuant to Section 1.1.10 of this Agreement have not been collected within 120 days of the Closing Date that, upon written notice from Purchaser detailing the amount of such uncollected Accounts Receivable, Sellers shall promptly pay to Purchaser an amount equal to the amount of such uncollected Accounts Receivable and, in the event of any subsequent collection of the uncollected Accounts Receivable by Purchaser, Purchaser shall promptly remit such funds to Sellers.

     9.13. Notices and Filings Under Franchise Agreements. International agrees
           ----------------------------------------------
that, from and after the Closing Date, it shall make all filings, and shall deliver or cause to be delivered all notices, as may be required under the terms and conditions of any franchise agreement to which International is a party as of the Closing Date.

     9.14. Maintenance of Seller Health Plan. At Closing, Purchaser shall assume
           ---------------------------------
AJ Indoor's Group Health Care Coverage Contract with Blue Cross and Blue Shield of Minnesota, Contract Number RG086. Purchaser agrees that from and after the Closing Date through December 31, 2000 that Purchaser shall make all regular premium payments which come due with respect to such contract and shall keep such contract in full force and effect. Purchaser shall have no obligation to maintain such contract, and may terminate the same in its sole and absolute discretion, at any time following December 31, 2000.

                     ARTICLE X. SURVIVAL AND INDEMNIFICATION

     10.1. Survival of Representations, Warranties and Covenants.
           -----------------------------------------------------

          (a) Except as to (i) the representations and warranties contained in
Section 5.1.8 relating to title to the Assets, which shall survive the Closing and remain in effect indefinitely and (ii) the representations and warranties contained in Section 5.1.14, which shall survive the Closing until the expiration of the last day on which any Tax may be validly assessed by the Internal Revenue Service or any other Governmental Entity against the Assets or the Business, the representations and warranties of Sellers and Purchaser contained in this Agreement or in any Transfer Document shall survive the Closing until the expiration of two years from the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss asserted within such period of survival as herein provided will be timely made for purposes hereof.

          (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

     10.2. Limitations on Liability. For purposes of this Agreement, (i)
           ------------------------
"Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees, court costs and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement. Notwithstanding any other provision hereof or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party hereunder unless and until the aggregate amount of claims asserted for Indemnifiable Losses exceeds $100,000 in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of Indemnifiable Losses. Notwithstanding the foregoing, the aggregate amount of claims which may be asserted for Indemnifiable Losses with respect to breaches of representations and warranties under Sections 10.3(a)(i) or 10.3(b)(i) shall in no event exceed $4,500,000.

     10.3. Indemnification.
           ---------------

          (a) Subject to Sections 10.1 and 10.2, Sellers agree to indemnify, defend and hold harmless Purchaser and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

          (i) any breach of any representation or warranty of Sellers under the terms of this Agreement or any certificate or other document delivered pursuant hereto;

          (ii) any breach or nonfulfillment of any agreement or covenant of Sellers under the terms of this Agreement;

          (iii) any Retained Liabilities;

          (iv) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and

          (v) the conduct of the Business or any portion thereof or the use or ownership of any of the Assets prior to or on the Closing Date.

          (b) Subject to Sections 10.1 and 10.2, Purchaser agrees to indemnify, defend and hold harmless Sellers and their Affiliates and their respective directors, officers, partners, employees, agents or representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

          (i) any breach of representation or warranty of Purchaser under the terms of this Agreement or any certificate or other document delivered pursuant hereto;

          (ii) any breach or nonfulfillment of any agreement or covenant of Purchaser under the terms of this Agreement;

          (iii) any Assumed Liabilities;

          (iv) the conduct of the Business or any portion thereof or use or ownership of any of the Assets after the Closing Date; and

          (v) any claim made by a third party with respect to the Personal Guarantees (to the extent that the same shall not have been released prior to the Closing).

     10.4. Defense of Claims.
           -----------------

          (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of the notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

          (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided above, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided,
                                                                   --------
however, that if the Indemnifying Party fails to take reasonable steps necessary
-------
to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of Indemnitee for which Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of Indemnitee for which Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

          (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.4(a) or 10.4(b) will not affect the rights or obligations of any party hereunder except, and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was damaged as a result of such failure.

          (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article X.

          (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith (together with interest thereon from the date of payment thereof at the annualized rate of interest equal to the "prime" or "reference" rate of interest as publicly announced by NorWest N.A. and in effect from time to time during the relevant period, calculated on the basis of the actual number of days elapsed over 365) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the

Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                             ARTICLE XI. TERMINATION

     11.1. Termination. Notwithstanding anything contained in this Agreement to
           -----------
the contrary, this Agreement may be terminated at any time prior to the Closing if the party seeking to terminate is not then in material default or breach of this Agreement:

          (a) By the mutual written consent of Purchaser and Sellers;

          (b) By either Purchaser or Sellers if the Closing shall not have occurred on or before May 23, 2000; provided, however, that if the Closing shall
                                    --------  -------
not have occurred on or before any such date due to a breach of this Agreement by Purchaser or Sellers, the breaching party may not terminate this Agreement pursuant to this Section 11.1(b);

          (c) By either Purchaser or Sellers if there shall have been entered an order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

          (d) By either Purchaser or Sellers if, prior to the Closing Date, the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within fifteen
(15) days of the date of notice of default served by the party claiming such material default, provided that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered. In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.

     In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.

                      ARTICLE XII. MISCELLANEOUS PROVISIONS

     12.1. Notices. All notices and other communications required or permitted
           -------
hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person, one (1)business day after having been dispatched by a nationally recognized overnight courier service or when such notice is delivered by certified mail, return receipt requested, postage prepaid to the appropriate party at the address specified below:

          (a)  If to Sellers, to:

               AJ Indoor Advertising, Inc.
               and
               AJ Indoor International, Inc.
               3940 Quebec Ave. North, Ste. 203
               Minneapolis, Minnesota  55247
               Attention: Mr. Jim Arabanos

               with a copy to:

               Segreto & Associates
               1433 W. 32nd Street
               Minneapolis, Minnesota  55408
               Attention: Louise M. Segreto

          (b)  If to Purchaser, to:

               NextMedia Group, LLC
               6312 S. Fiddler's Green Circle, 360E
               Englewood, Colorado  80111
               Attention: Sean Stover

               with a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201-6950
               Attention: Glenn D. West

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

     12.2. Expenses. Except as otherwise expressly provided herein, each party
           --------
will pay its expenses incurred incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

     12.3. Successors and Assigns. This Agreement shall be binding upon, and
           ----------------------
shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, that (a) other than the
                              --------  -------
provisions contained in Section 9.11, nothing in this Agreement is intended to limit Purchaser's ability to sell or to transfer any or all of the Assets following the Closing Date, (b) upon notice to Sellers, Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate or subsidiary of Purchaser, and (c) Purchaser may make a collateral assignment of its rights under this Agreement to any institutional lender who provides funds to Purchaser for the acquisition of the Assets. Sellers agree to execute acknowledgements of such assignment(s) and collateral assignments in such forms as Purchaser or Purchaser's institutional lender(s) may from time to time reasonably request. In the event of such a proposed assignment by Purchaser, the provisions of this Agreement shall inure to the benefit of, and be binding upon, Purchaser's assigns.

     12.4. Entire Agreement. This Agreement (including the Schedules hereto)
           ----------------
supersedes any other agreement, whether written or oral, that may have been made or entered into by any party hereto (or by any representative thereof) relating to the matters contemplated hereby. This Agreement (together with any Exhibits or Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein.

     12.5. Amendments and Supplements. This Agreement may be amended or
           --------------------------
supplemented at any time by additional written agreements signed by the parties hereto.

     12.6. Rights of the Parties. Except as may otherwise be provided herein,
           ---------------------
nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     12.7. Further Assurances. From time to time, as and when requested by any
           ------------------
party, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     12.8. Bulk Sales. Purchaser waives compliance by Sellers with the
           ----------
provisions of the bulk sales Law of any jurisdiction; provided, however, that
                                                      --------  -------
Sellers will indemnify, defend and hold harmless Purchaser and its Affiliates in respect of any Indemnifiable Loss relating to, resulting from or arising out of Sellers' failure so to comply with such Laws in connection with the transactions contemplated by this Agreement.

     12.9. Transfers. The parties hereto will cooperate and take such action as
           ---------
may be reasonably requested by the other parties in order to effect an orderly transfer of the Assets and the Business with minimum disruption to the operations and employees of the businesses of Purchaser and Sellers.

     12.10. Governing Law. This Agreement, including without limitation, the
            -------------
interpretation, construction and validity hereof, shall be governed by the Laws of the state of Minnesota.

     12.11. Severability. The parties agree that if one or more provisions
            ------------
contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable Law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     12.12. Execution in Counterparts. This Agreement may be executed in two or
            -------------------------
more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     12.13. Titles and Headings. Titles and headings to sections of this
            -------------------
Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     12.14. Waiver. No failure or delay on the part of any party in exercising
            ------
any right, power or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

     12.15. Passage of Title and Risk of Loss. Legal title, equitable title and
            ---------------------------------
risk of loss with respect to the Assets will not pass to Purchaser until such Assets are transferred at the Closing.

     12.16. Offset Rights. No offset rights shall be granted to any party to
            -------------
this Agreement with respect to any payment that such party may owe to any other party to this Agreement against any payment that is owed to such party by such other party.

     12.17. Certain Interpretive Matters and Definitions.
            --------------------------------------------

          (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, and (vi) the terms "Subsidiary" and "Affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the 1934 Act. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          NextMedia Group, Inc.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          AJ Indoor Advertising, Inc.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          AJ Indoor International, Inc.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________